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                                                                   EXHIBIT 10.18
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[NCR Letterhead]

January 23, 2002

Mr. Lars Nyberg
Chairman and Chief Executive Officer
NCR Corporation

RE:  ADDENDUM TO 1999 EMPLOYMENT AGREEMENT

Dear Lars:

Your strong and effective leadership has been a critical element of NCR's ability to deliver solid results since you joined the company. Your continued presence at NCR will be extremely important as the company seeks to improve on the consistency of its performance and maximize shareholder value. Therefore, the Board is pleased to renew indefinitely your employment agreement with NCR as Chairman and Chief Executive Officer, with the same terms as those set forth in your July 15, 1999 employment agreement, except as follows:

1.       Change-in-Control Agreement. The end date of the term of the January 1,
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         1997 Change-in-Control Agreement between you and NCR is changed from
         May 31, 2002 to the last day that you are an active employee serving in your current position as Chairman and Chief Executive Officer.

2.       Severance. The notice period that the Board must provide if your
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         employment with NCR is terminated involuntarily, except for Cause, is changed from at least thirty (30) calendar days to at least ninety (90) calendar days. In addition, upon reaching age sixty (60), any severance benefits you would otherwise receive will be determined by multiplying the dollar amount of such benefits by a fraction, the numerator of which will be the number of full calendar months until you reach the normal NCR executive retirement age of sixty-two (62) and the denominator of which will be twenty-four (24) months.

3.       Agreement Term and Notice. Your employment relationship with NCR will
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         continue indefinitely by mutual consent until terminated at any time and for any reason by one party giving the other not less than ninety
         (90) calendar days written notice.

The Board looks forward to continuing to work with you to drive NCR's success. Please indicate your acceptance of this letter by signing below.

Sincerely,                                                 ACCEPTED AND AGREED:

/s/ James O. Robbins

James O. Robbins                                         /s/ Lars Nyberg
Chairman, Compensation Committee                     ---------------------------
Board of Directors, NCR Corporation                  Lars Nyberg
                                                     Date:  February 8, 2002
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